As filed with the Securities and Exchange Commission on April 17, 2000
                                             Registration No. 333-______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                BROADVISION, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

        Delaware                                        94-3184303
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                             ----------------------

                      585 Broadway, Redwood City, CA 94063
                    (Address of principal executive offices)

                             ----------------------

                              Equity Incentive Plan
                        1996 Employee Stock Purchase Plan
                Options Granted Outside of Equity Incentive Plan
                     2000 Non-Officer Equity Incentive Plan
            Options assumed under the following Interleaf Inc. plans:
                             1993 Stock Option Plan
                         1993 Director Stock Option Plan
                         1994 Employee Stock Option Plan
                  1997 Key Man Stock Option Plan and Agreement
                  1998 Key Man Stock Option Plan and Agreement
                            (Full title of the plans)

                                   Pehong Chen
                      President and Chief Executive Officer
                                BroadVision, Inc.
                                  585 Broadway
                         Redwood City, California 94063
                                 (650) 261-5100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------
                                   Copies to:
                            Kenneth L. Guernsey, Esq.
                               Cooley Godward LLP
                         One Maritime Plaza, 20th Floor
                             San Francisco, CA 94111
                                 (415) 693-2000
                             ----------------------


                                              CALCULATION OF REGISTRATION FEE

========================== ====================== ========================= ========================== =========================
                                                      Proposed Maximum          Proposed Maximum        Amount of Registration
 Title of Securities to        Amount to be          Offering Price Per     Aggregate Offering Price             Fee
      be Registered             Registered               Share (1)                     (1)
-------------------------- ---------------------- ------------------------- -------------------------- -------------------------

Stock Options and Common              45,757,122            $1.89 - $33.26               $809,802,646                  $213,788
Stock (par value $.001)
========================== ====================== ========================= ========================== =========================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to outstanding options granted under (i) BroadVision, Inc. ("Registrant" or "Company") Equity Incentive Plan (the "Incentive Plan"), (ii) the Company's outside plan grants, (iii) the Company's 2000 Non-Officer Equity Incentive Plan (the "2000 Non-Officer , (iv) Interleaf, Inc. ("Interleaf") 1993 Stock Option Plan (the "1993 Plan"), (v) Interleaf 1993 Director Stock Option Plan (the "1993 Director Plan"), (vi) Interleaf 1994 Employee Stock Option Plan (the "1994 Plan"); (vii) Interleaf 1997 Key Man Stock Option Plan and Agreement (the "1997 Plan") and (viii) Interleaf 1998 Key Man Stock Option Plan and Agreement (pursuant to Rule 457(h) under the Act) or (b) the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market on April 10, 2000, for (i) shares reserved for future grant pursuant to the Incentive Plan and (ii) shares issuable pursuant to the Company's 1996 Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Act). The following chart illustrates the calculation of the registration fee:

======================================================= ====================== ======================== ========================
                   Title of Shares                         Number of Shares       Offering Price Per       Aggregate Offering
                                                                                         Share                   Price
------------------------------------------------------- ---------------------- ------------------------ ------------------------
Shares issuable  pursuant to outstanding stock options             15,589,938             $16.54(1)(a)             $257,916,174
under the Equity Incentive Plan
------------------------------------------------------- ---------------------- ------------------------ ------------------------
Shares  reserved  for  future  issuance   pursuant  to              1,510,062             $33.26(1)(b)              $50,244,662
Equity Incentive Plan
------------------------------------------------------- ---------------------- ------------------------ ------------------------
Shares  issuable  pursuant to the 1996 Employee  Stock              2,700,000             $33.26(1)(b)              $89,802,000
Purchase Plan
------------------------------------------------------- ---------------------- ------------------------ ------------------------
Shares  issuable  pursuant to options  granted outside             17,604,270             $11.20(1)(a)             $197,109,891
of Equity Incentive Plan
------------------------------------------------------- ---------------------- ------------------------ ------------------------
Shares reserved for future  issuance  pursuant to 2000              6,000,000             $33.26(1)(b)             $199,560,000
Non-Officer Plan
------------------------------------------------------- ---------------------- ------------------------ ------------------------
Shares issuable  pursuant to outstanding stock options              1,677,211              $7.96(1)(a)              $13,344,236
under the Interleaf 1993 Plan
------------------------------------------------------- ---------------------- ------------------------ ------------------------
Shares issuable  pursuant to outstanding stock options                113,739              $6.74(1)(a)                 $766,389
under the Interleaf 1993 Director Plan
------------------------------------------------------- ---------------------- ------------------------ ------------------------
Shares issuable  pursuant to outstanding stock options                244,037              $1.95(1)(a)                 $476,173
under the Interleaf 1994 Plan
------------------------------------------------------- ---------------------- ------------------------ ------------------------
Shares issuable  pursuant to outstanding stock options                251,213              $1.89(1)(a)                 $475,818
under the Interleaf 1997 Plan
------------------------------------------------------- ---------------------- ------------------------ ------------------------
Shares issuable  pursuant to outstanding stock options                 56,652              $1.89(1)(a)                 $107,303
under the Interleaf 1998 Plan
------------------------------------------------------- ---------------------- ------------------------ ------------------------
Proposed Maximum Aggregate Offering Price
------------------------------------------------------- ---------------------- ------------------------ ------------------------
Registration Fee                                                                                                       $213,788
======================================================= ====================== ======================== ========================

                                                                        2

         In February 1999, the Board approved an amendment to the Equity Incentive Plan (the "Incentive Plan"), approved by the stockholders in May 1999, to increase the number of shares authorized for issuance under the Incentive Plan from a total of 53,775,000 to 61,875,000 shares and an amendment to the 1996 Employee Stock Purchase Plan (the "Purchase Plan"), approved by the stockholders in May 1999, to increase the number of shares authorized for issuance under the Purchase Plan from a total of 7,200,000 to 9,900,000 shares.

         In August 1999 the Board made changes to the Incentive Plan, approved by the stockholders September 1999, in response to the requirements of Code
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), made conforming changes to the Incentive Plan in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended and approved an increase in the Incentive Plan from a total of 61,875,000 shares to 70,875,000 shares.

         All numbers reflect the 3-for-1 stock dividend declared September 10, 1999 and distributed on October 25, 1999 and the 3-for-1 stock dividend declared February 21, 2000 and distributed on March 13, 2000.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by BroadVision, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

(b) The Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999;

(c) The Company's Current Reports on Form 8-K dated December 27, 1999, January 31, 2000 and March 1, 2000; and

(d) The description of the Company's Common Stock contained in the Company's Registration Statement filed with the Commission on April 19, 1996, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                            DESCRIPTION OF SECURITIES


         Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

              The validity of the shares of Common Stock being registered hereby will be passed upon for the Registrant by Cooley Godward LLP, Palo Alto, California. Kenneth L. Guernsey, a partner at Cooley Godward LLP, is a director of the Registrant. As of the date of this prospectus, certain members and associates of Cooley Godward LLP beneficially own an aggregate of 12,363 shares of our common stock.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Act"). The Company's Bylaws contain provisions covering indemnification of directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Act or the Securities Exchange Act of 1934.

         The Company's Bylaws provide for the indemnification of directors to the fullest extent not prohibited by the Delaware General Corporation Law and authorize the indemnification by the Company of officers, employees and other agents as set forth in the Delaware General Corporation Law. The Company has entered into indemnification agreements with each of the Company's directors. The form of indemnification agreement provides that the Company will indemnify against expenses and losses incurred for claims brought against them by reason of their status as a director, to the fullest extent permitted by the Company's Bylaws and Delaware law.

         In addition, the Company maintains directors' and officers' liability insurance.


                       EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


                                    EXHIBITS

5.1    Opinion of Cooley Godward LLP.

23.1   Consent of KPMG LLP, Independent Auditors

23.2   Consent of Arthur Andersen LLP, Independent Public Accountants

23.3 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24     Power of Attorney is contained on the signature pages.

99.1   Equity Incentive Plan, as amended. (i)

99.2   1996 Employee Stock Purchase Plan, as amended. (ii)

99.3 Form of Nonstatutory Stock Option Agreement Granted Outside of the Equity Incentive Plan.

99.4   2000 Non-Officer Equity Incentive Plan.

99.5   Interleaf, Inc. 1993 Stock Option Plan. (iii)

99.6   Interleaf, Inc. 1993 Director Stock Option Plan. (iv)

99.7   Interleaf, Inc. 1994 Employee stock Option Plan. (v)

99.8   Interleaf, Inc. 1997 Key Man Stock Option Plan and Agreement. (vi)

99.9   Interleaf, Inc. 1998 Key Man Stock Option Plan and Agreement. (iv)

--------------------------
(i) Incorporated herein by reference is the applicable Exhibit to the Company's Proxy Statement filed on September 13, 1999, File Number 0-28252.

(ii) Incorporated herein by reference is the applicable Exhibit to the Company's Proxy Statement filed on April 12, 1999, File Number 0-28252.

(iii)    Incorporated   herein  by  reference  is  the  applicable   Exhibit  to
         Interleaf, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1995, File Number 0-14713.

(iv)     Incorporated   herein  by  reference  is  the  applicable   Exhibit  to
         Interleaf, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1994, File Number 0-14713.

(v)      Incorporated   herein  by  reference  is  the  applicable   Exhibit  to
         Interleaf, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1996, File Number 0-14713.

(vi)     Incorporated   herein  by  reference  is  the  applicable   Exhibit  to
         Interleaf, Inc.'s Registration on Form S-8, filed June 5, 1998, File Number 333-77907.



                                  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Toinclude any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a)(i) and (a)(ii) do not
                 apply  if  the  information   required  to  be  included  in  a
                 post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

   (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c)   To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on _______________, 2000.


                                        BROADVISION, INC.




                                        By: __________________________________
                                                   Randall C. Bolten
                                                   Chief Financial Officer



                               POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pehong Chen and Randall C. Bolten, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                 Title                                       Date




                                                          President,  Chief Executive Officer and     __________, 2000
--------------------------------------------              Director (Principal Executive Officer)
         Pehong Chen


                                                          Vice  President  Operations,  and Chief     __________, 2000
--------------------------------------------              Financial Officer (Principal  Financial
         Randall C. Bolten                                and Accounting Officer)



                                                          Director                                    __________, 2000
--------------------------------------------
         David L. Anderson


                                                          Director                                    __________, 2000
--------------------------------------------
         Yogen K. Dalal


                                                          Director                                    __________, 2000
--------------------------------------------
         Koh Boon Hwee


                                                          Director                                    __________, 2000
--------------------------------------------
         Carl Pascarella


                                                          Director                                    __________, 2000
--------------------------------------------
         Todd A.  Garrett


                                                          Director                                    __________, 2000
--------------------------------------------
         Klaus Luft

                                  EXHIBIT INDEX

5.1      Opinion of Cooley Godward LLP.

23.1     Consent of KPMG LLP, Independent Auditors.

23.2     Consent of Arthur Andersen LLP, Independent Public Accountants

23.3 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24       Power of Attorney is contained on the signature pages.

99.1     Equity Incentive Plan, as amended. (i)

99.2     1996 Employee Stock Purchase Plan, as amended. (ii)

99.3 Form of Nonstatutory Stock Option Agreement Granted Outside of the Equity Incentive Plan.

99.4     2000 Non-Officer Equity Incentive Plan.

99.5     Interleaf, Inc. 1993 Stock Option Plan. (iii)

99.6     Interleaf, Inc. 1993 Director Stock Option Plan. (iv)

99.7     Interleaf, Inc. 1994 Employee stock Option Plan. (v)

99.8     Interleaf, Inc. 1997 Key Man Stock Option Plan and Agreement. (vi)

99.9     Interleaf, Inc. 1998 Key Man Stock Option Plan and Agreement. (iv)

------------------------------
(i) Incorporated herein by reference is the applicable Exhibit to the Company's Proxy Statement filed on September 13, 1999, File Number 0-28252.

(ii) Incorporated herein by reference is the applicable Exhibit to the Company's Proxy Statement filed on April 12, 1999, File Number 0-28252.

(iii)    Incorporated   herein  by  reference  is  the  applicable   Exhibit  to
         Interleaf, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1995, File Number 0-14713.

(iv)     Incorporated   herein  by  reference  is  the  applicable   Exhibit  to
         Interleaf, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1994, File Number 0-14713.

(v)      Incorporated   herein  by  reference  is  the  applicable   Exhibit  to
         Interleaf, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1996, File Number 0-14713.

(vi)     Incorporated   herein  by  reference  is  the  applicable   Exhibit  to
         Interleaf, Inc.'s Registration on Form S-8, filed June 5, 1998, File Number 333-77907.